Exhibit 10.42.3

AMENDMENT No. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”), dated as of March 14, 2013, to that certain Credit Agreement, dated as of November 28, 2012 (as amended by that certain Amendment No. 1, Incremental Amendment and Joinder Agreement, dated as of January 31, 2013, and as further amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among WALTER INVESTMENT MANAGEMENT CORP., a Maryland corporation (the “Borrower”), the lenders from time to time party thereto and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

RECITALS:

WHEREAS, Section 9.08 of the Credit Agreement permits the Credit Agreement to be amended from time to time by the Borrower and the Required Lenders; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders identified on the signature pages hereto which collectively constitute the Required Lenders have agreed to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

(a) The definition of “Adjusted Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the word “and” at the end of clause (a)(iii) thereof; and

(ii) adding two new clauses (a)(v) and (a)(vi) thereto as follows:

“(v) the amount of all cash received during such period from the initial or tail issuance of reverse mortgage securities (HMBS) less any cash payments made during such period to originate, acquire or fund the related loans and subsequent additions to such loans to the extent not included in Consolidated Net Income for such period; and

(vi) any cash received for servicing of reverse mortgages to the extent not included in Consolidated Net Income for such period.”

(b) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) adding the words “and gains referred to in clauses (b)(xvi) and (b)(xvii) below” at the end of the first parenthetical in paragraph (b) thereof;

(ii) deleting the word “and” at the end of clause (b)(xiv) thereof, renumbering the last existing clause in paragraph (b) as clause (xv) and replacing the full stop at the end of such clause with a comma; and

(iii) adding two new clauses (b)(xvi) and (b)(xvii) thereto as follows:

“(xvi) the amount of all cash received during such period from the initial or tail issuance of reverse mortgage securities (HMBS) less any cash payments made during such period to originate, acquire or fund the related loans and subsequent additions to such loans to the extent not included in Consolidated Net Income for such period, and

(xvii) any cash received for servicing of reverse mortgages to the extent not included in Consolidated Net Income for such period.”

Section 3. Conditions. This Agreement shall become effective as of the first date (the “Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received from the Borrower, Lenders which together constitute the Required Lenders and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(ii) the Borrower shall have paid a consent fee (the “Consent Fee”) to the Administrative Agent, for the ratable account of the Applicable Lenders (as defined below), equal to (i) 0.025% of the aggregate outstanding principal amount of the Loans of the Applicable Lenders, plus (ii) 0.025% of the aggregate amount of the unused Revolving Credit Commitments of the Applicable Lenders. “Applicable Lender” shall mean each Lender that has delivered an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on March 13, 2013 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.

Section 4. Representations of the Borrower. The Borrower represents and warrants that:

(a) each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents is true and correct in all material respects on and as of the Effective Date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date); and

(b) no Default or Event of Default has occurred and is continuing on and as of the Effective Date.

Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Effect of This Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing

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herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Miscellaneous. This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement. In accordance with Section 9.05 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WALTER INVESTMENT MANAGEMENT CORP., as Borrower

By:
	Name:	Cheryl A. Collins
	Title:	Senior Vice President and Treasurer

[Amendment No. 2 to Credit Agreement – Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 2 to Credit Agreement – Signature Page]

[LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

[Amendment No. 2 to Credit Agreement – Signature Page]